Exhibit 99.3
ADVANCED DRAINAGE SYSTEMS ANNOUNCES QUARTERLY CASH DIVIDEND AND $1 BILLION STOCK REPURCHASE PROGRAM

HILLIARD, Ohio – (February 3, 2022) – Advanced Drainage Systems, Inc. (NYSE: WMS) (“ADS” or the “Company”), a leading provider of innovative water management solutions in the stormwater and on-site septic waste water industries, today announced that its Board of Directors (the “Board”) has approved a quarterly cash dividend to its shareholders in the amount of $0.11 per share, a 22% increase over the prior year quarterly dividend amount. The Company also announced that the Board approved a new $1 billion stock repurchase program.

Scott Barbour, President and Chief Executive Officer of Advanced Drainage Systems commented, “The share repurchase program and dividend announcement issued today is predicated on the strength of our balance sheet, formidable cash generation, and ongoing commitment to returning capital to shareholders in the context of our overall capital allocation strategy. The $1 billion authorized under the new share repurchase program will be executed over multiple years, giving us flexibility to execute on our strategic priorities to drive both organic and inorganic growth. Our strong financial performance and operational excellence initiatives provide us with the confidence and financial flexibility to return excess cash to our shareholders while simultaneously continuing to strategically invest in our business, as evidenced by this year’s increase in capital expenditures, the recent acquisition of Jet Polymers and the $292 million executed on share repurchases year-to-date.”

The quarterly cash dividend of $0.11 per share will be paid on March 15, 2022, to shareholders of record at the close of business on March 1, 2022.

Repurchases of shares of common stock under the stock repurchase program will be made in the open market and in accordance with applicable securities laws. The stock repurchase program does not obligate the Company to acquire any particular amount of common stock, and it may be suspended or terminated at any time at the Company’s discretion.

About the Company
Advanced Drainage Systems is a leading provider of innovative water management solutions in the stormwater and on-site septic wastewater industries, providing superior drainage solutions for use in the construction and agriculture marketplace. For over 50 years, the Company has been manufacturing a variety of innovative and environmentally friendly alternatives to traditional materials. Its innovative products are used across a broad range of end markets and applications, including non-residential, residential, infrastructure and agriculture applications. The Company has established a leading position in many of these end markets by leveraging its national sales and distribution platform, overall product breadth and scale and manufacturing excellence. Founded in 1966, the Company operates a global network of approximately 60 manufacturing plants and 30 distribution centers. To learn more about ADS, please visit the Company’s website at www.ads-pipe.com.

Forward Looking Statements
Certain statements in this press release may be deemed to be forward-looking statements. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “confident” and similar expressions are used to identify these forward-looking statements. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to our operations and business include: fluctuations in the price and availability of resins and other raw materials and our ability to pass any increased costs of raw materials on to our customers in a timely manner; volatility in general business and economic conditions in the markets in which we operate, including the adverse impact on the U.S. and global economy of the COVID-19 global pandemic, and the impact of COVID-19 in the near, medium and long-term on our business, results of operations, financial position, liquidity or cash flows, and other limitation factors relating to availability of credit, interest rates, fluctuations in capital and business and consumer confidence; cyclicality and seasonality of the non-residential and residential construction markets and infrastructure spending; the risks of increasing competition in our existing and future markets, including competition from both manufacturers of high performance thermoplastic corrugated pipe and manufacturers of products using alternative materials, and our ability to continue to convert current demand for concrete, steel and PVC pipe products into demand for our high performance thermoplastic corrugated pipe and Allied Products; uncertainties surrounding the integration and realization of anticipated benefits of acquisitions and similar transactions, including Infiltrator Water Technologies; the effect of weather or seasonality; the loss of any of our significant customers; the risks of doing business internationally; the risks of conducting a portion of our operations through joint ventures; our ability to expand into new geographic or product markets, including risks associated with new markets and products associated with our recent acquisition of Infiltrator Water Technologies; our ability to achieve the acquisition component of our growth strategy; the risk associated with manufacturing processes; our ability to manage our assets; the risks associated with our product warranties; our ability to manage our supply purchasing and customer credit policies; our ability to control labor costs and to attract, train and retain

Exhibit 99.3
highly-qualified employees and key personnel; our ability to protect our intellectual property rights; changes in laws and regulations, including environmental laws and regulations; the risks associated with our current levels of indebtedness, including borrowings under our existing credit agreement and outstanding indebtedness under our existing senior notes; fluctuations in our effective tax rate, including from the Tax Cuts and Jobs Act of 2017; our ability to meet future capital requirements and fund our liquidity needs; and other risks and uncertainties described in the Company’s filings with the SEC. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For more information, please contact:
Michael Higgins
VP, Corporate Strategy & Investor Relations
(614) 658-0050
Mike.Higgins@ads-pipe.com